Exhibit (3) (f)




                          CERTIFICATE OF AMENDMENT
                                     OF
                     CERTIFICATE OF LIMITED PARTNERSHIP
                                     OF
                     BOSTON CELTICS LIMITED PARTNERSHIP

      This Certificate of Amendment to the Certificate of Limited
Partnership of Boston Celtics Limited Partnership (the "Partnership") is being executed by the undersigned for the purpose of changing the name of the Partnership.

      1.  The name of the Partnership is:

              Boston Celtics Limited Partnership

      2.  The name of the Partnership is hereby changed to:

              Boston Celtics Limited Partnership II

      3. This Certificate of Amendment shall be effective as of June 30, 1998 at 8:01 A.M. Eastern Standard Time.

      IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Partnership, has caused this Certificate of Amendment to be duly executed as of the 29th day of June, 1998.

                                  CELTICS, INC.

                                  /s/    Richard G. Pond
                                  By:    Richard G. Pond
                                  Its:   Chief Financial Officer